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                                                                     EXHIBIT 4.2

                           CERTIFICATE OF FORMATION
                                      OF
                  RELIANT ENERGY TRANSITION BOND COMPANY LLC


          This Certificate of Formation of Reliant Energy Transition Bond Company LLC (the "Company"), dated as of November 10, 1999, is being executed and filed by Marc Kilbride, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S) 18-101 et seq.).

                                  Article One
                                  -----------

          The name of the limited liability company formed hereby is Reliant Energy Transition Bond Company LLC.

                                  Article Two
                                  -----------

          The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                 Article Three
                                 -------------

          The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                             /s/ Marc Kilbride
                                             --------------------------------
                                             Marc Kilbride, Authorized Person